Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 12, 2004 in the Registration Statement on Form S-8 of Park City Group, Inc.

/s/ Tanner LC

Salt Lake City, Utah
May 19, 2005